Exhibit 3.135

Form 205 (revised 6/01) Return in Duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 FAX: 512/463-5709 Filing Fee: $200	Articles of Organization For A Texas Limited Liability Company Act	This space reserved for office use. FILED In the Office of the Secretary of State of Texas MAY 24 2002 Corporations Section

Article 1 – Name

The name of the limited liability company is as set forth below:

Kimball Hill Homes Dallas Operations, L.L.C.

The name of the entity must contain the words “Limited Liability Company” or “Limited Company,” or an accepted abbreviation of such terms. The name must not be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for “name availability” is recommended.

Article 2 – Registered Agent and Registered Office (Select and complete either A or B and complete C.)
☒ A. The initial registered agent is an organization (cannot be company named above) by the name of:
OR		CT Corporation System

☐ B. The initial registered agent is an individual resident of the state whose name is set forth below.
First Name	M.I.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:
Street Address	City	TX	Zip Code
350 North St. Paul Street	Dallas		75201
Article 3 – Management

A. ☒ The limited liability company is to be managed by managers. The names and addresses of the initial managers are set forth below:
OR		(Select either option A or option B; do not select both.)

B. ☐ The limited liability company will not have managers. Management of the company is reserved to the members. The names and addresses of the initial members are set forth below:
Manager/Member Name and Address Information
MANAGER/MEMBER
LEGAL ENTITY: The manager/member is a legal entity named:

INDIVIDUAL: The manager/member is an individual whose name is set forth below:

First Name	M.I.	Last Name	Suffix
David	K.	Hill
ADDRESS OF MANAGER/MEMBER 1:
Street Address	City	State	Zip Code
5999 New Wilke Road, Suite 504	Rolling Meadows	IL	60008
MANAGER/MEMBER
LEGAL ENTITY: The manager/member is a legal entity named:
INDIVIDUAL: The manager/member is an individual whose name is set forth below.

First Name	M.I.	Last Name	Suffix

ADDRESS OF MANAGER/MEMBER 2:

Street Address	City	State	Zip Code

LEGAL ENTITY: The manager/member is a legal entity named:

INDIVIDUAL: The manager/member is an individual whose name is set forth below.
First Name	M.I.	Last Name	Suffix

ADDRESS OF MANAGER/MEMBER 3:
Street Address	City	State	Zip Code

Article 4 – Duration
The period of duration is perpetual.
Article 5 – Purpose
The purpose for which the company is organized is for the transaction of any and all lawful business for which limited liability companies may be organized.
Supplemental Provisions/Information
Text Area

[The attached addendum are incorporated herein by reference.]

Organizer
The name and address of the organizer is set forth below.
Name

Brian A. Loftus

Street Address	City	StateZip	Code

5999 New Wilke Road	Rolling Meadows	Illinois	60008
Suite 504
Effective Date of Filing
A. ☒ This document will become effective when the document is filed by the secretary of state.
OR
B. ☐ This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is
Execution
The undersigned signs this document subject to the penalties imposed by law for the submission of a false or fraudulent document.

/s/ Brian A. Loftus
Signature of organizer

Kimball Hill Homes Texas, Inc.
8584 Katy Freeway, Suite 200
Houston, Texas 77024

May 22, 2002

Secretary of State of Texas
P. O. Box 13697
Austin, TX 78711-3697

Re: Organization of Kimball Hill Homes Dallas Operations, L.L.C.

Ladies and Gentlemen:

The undersigned, being a duly elected and authorized officer of Kimball Hill Homes Texas, Inc., a Texas corporation, hereby confirms that such corporation consents to the organization of Kimball Hill Homes Dallas Operations, L.L.C. as a Texas limited liability company and further consents to the use of that name for all purposes whatsoever by such limited liability company notwithstanding the similarity of the two names.

You may for all purposes rely on this consent to permit the filing of Articles of Organization as an Texas limited liability company by Kimball Hill Homes Dallas Operations, L.L.C. and the continuing use by it of that name.

This consent is given unconditionally and without reservation or other restrictions.

Very truly yours,

Kimball Hill, Inc.

By:	/s/ Brian A. Loftus
Brian A. Loftus
Vice President

[LOGO]	05-102 (Rev. 2-0321)	3333	b. •	042952 11520 Do not write in the space above
a. T Code • 13196			c. Taxpayer identification number	d. Report year
TEXAS FRANCHISE TAX			• 3-20059-7123-2	• 2004
PUBLIC INFORMATION REPORT
MUST be filed with your Corporation Franchise Tax Report
Corporation name and address				e. PIR/IND• 1, 2, 3, 4
KIMBALL HILL HOMES DALLAS OPERATIONS LLC 350 N. SAINT PAUL ST. DALLAS TX 75201-4240			Secretary of State file number or, if none, Comptroller unchartered number

			g. •	•
Item k on Franchise
			Tax Report form, Page : 08000874-28	2

The following information MUST be provided for the Secretary of State (SOS) by each corporation or limited liability company that files a Texas  Corporation Franchise Tax Report. Use additional sheets for Sections A, B, and C, if necessary.
The information will be available for public inspection.

If preprinted information is not correct, please type or print the correct information.	Please sign below!

☐ Check here if there are currently no changes to the information preprinted in Sections A, B, and C of this report.

Corporation’s principal office 5999 NEW WILKE ROAD, SUITE 504, ROLLING MEADOWS, IL 60008
Principal place of business 5999 NEW WILKE ROAD, SUITE 504, ROLLING MEADOWS, IL 60008
SECTION A. Name, title, and mailing address of each officer and director.
NAME	TITLE	DIRECTOR	Social Security No. (Optional)
HILL, DAVID K.	PRESIDENT	☐	YES

MAILING ADDRESS	Expiration date (mm-dd-yyyy)
5999 NEW WILKE ROAD, SUITE 504, ROLLING MEADOWS, IL 60008

NAME	TITLE	DIRECTOR	Social Security No. (Optional)
BARBER, HAL H.	VP	☐	YES

MAILING ADDRESS	Expiration date (mm-dd-yyyy)
5999 NEW WILKE ROAD, SUITE 504, ROLLING MEADOWS, IL 60008
NAME	TITLE	DIRECTOR	Social Security No. (Optional)
ROWEHL, EUGENE K.	TREASURER	☐	YES

MAILING ADDRESS	Expiration date (mm-dd-yyyy)
5999 NEW WILKE ROAD, SUITE 504, ROLLING MEADOWS, IL 60008

NAME	TITLE	DIRECTOR	Social Security No. (Optional)
☐	YES
MAILING ADDRESS	Expiration date (mm-dd-yyyy)

NAME	TITLE	DIRECTOR	Social Security No. (Optional)
☐	YES

MAILING ADDRESS	Expiration date (mm-dd-yyyy)

SECTION B.     List each corporation or limited liability company, if any, in which this reporting corporation or limited liability company owns an interest of ten percent (10%) or more. Enter the information requested for each corporation or limited liability company.

Name of owned (subsidiary) corporation	State of incorporation	Texas SOS file number	Percentage Interest
NONE

Name of owned (subsidiary) corporation	State of incorporation	Texas SOS file number	Percentage Interest

SECTION C.     List each corporation or limited liability company, if any, that owns an interest of ten percent (10%) or more in this reporting corporation or limited liability company. Enter the information requested for each corporation or limited liability company.

Name of owning (parent) corporation	State of incorporation	Texas SOS file number	Percentage Interest
KIMBALL HILL HOMES TEXAS, INC.	TX	100

Registered agent and registered office currently on file. (See instructions if you need to make changes.)
Agent:	CT CORPORATION SYSTEM
Office:	350 N. SAINT PAUL ST.	☐ Check here if you need forms
DALLAS, TX 75201	to change this information.

I declare that the information in this document and any attachments is true and correct to the best of my knowledge and belief and that a copy of this report has been mailed to each person named in this report who is an officer or director and who is not currently employed by this corporation or limited liability company or a related corporation

Officer, director, or other authorized person
sign	Title	Date	Daytime phone (Area code and number)
here	/s/ [ILLEGIBLE]	Corporate Controller	10/14/04	847-364-7300